UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2018

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Cidara Therapeutics,” “Cidara,” “Company,” “we,” “us” and “our” refer to Cidara Therapeutics, Inc.
Item 7.01 Regulation FD Disclosure.
On March 19, 2018, Cidara issued a press release announcing the results of its Phase 2 clinical trial of rezafungin acetate, called the STRIVE study. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
On March 19, 2018, Cidara reported topline results from the STRIVE global, randomized Phase 2 clinical trial of rezafungin.
STRIVE was an international, multicenter, double-blind clinical trial evaluating the safety, tolerability and efficacy of once-weekly dosing of rezafungin compared to once-daily dosing of caspofungin in patients with candidemia and/or invasive candidiasis. Patients were randomized to one of two rezafungin arms or to the caspofungin arm. In the two rezafungin arms of the trial, patients received either 400 mg of rezafungin administered intravenously once weekly for two to four weeks (Group 1), or 400 mg for the first week followed by 200 mg once weekly for up to four weeks in total (Group 2). In the comparator arm (Group 3), patients received daily caspofungin administered intravenously according to the approved prescribing information, with an optional step down to oral fluconazole. The STRIVE trial results include efficacy data from 92 treated patients (the mycological intent-to-treat, or mITT, population) and safety and tolerability results from 104 patients, from 31 trial sites in North America and Europe. The trial was not statistically powered to demonstrate superiority or non-inferiority and therefore comparisons of efficacy are directional.
STRIVE met its primary objectives related to tolerability and safety of rezafungin in the treatment of candidemia/invasive candidiasis. Topline efficacy data are summarized in Table 1. Overall success is defined as eradication of Candida from the blood or infected organ, plus clinical cure, which is defined as resolution of clinical signs of infection which were present at baseline. Additionally, clinical response is assessed by the principal investigator based on the clinical and microbiological resolution of disease.

Table 1: Overall Response and Principal Investigator (PI) Assessment of Clinical Response at Day 14 and All-Cause Mortality in the mITT Population
	Group 1: Rezafungin once weekly 400 mg N= 33	Group 2: Rezafungin once weekly 400mg Week 1/200mg N= 31	Group 3: Caspofungin once daily 70 mg Day 1/50 mg N= 28
n (%)
Overall Success (Day 14)	19 (57.6)	22 (71.0)	18 (64.3)
Failure	7 (21.2)	6 (19.4)	8 (28.6)
Indeterminate	7 (21.2)	3 (9.7)	2 (7.1)
Overall Success (Day 14) (excluding Indeterminatesa)	19/26 (73.1)	22/28 (78.6)	18/26 (69.2)
Failure	7/26 (26.9)	6/28 (21.4)	8/26 (30.8)
Clinical Cure (Day 14) by PI Assessment[b]	25 (75.8)	24 (77.4)	20 (71.4)
Failure	7 (21.2)	4 (12.9)	8 (28.6)
Indeterminate	1 (3.0)	3 (9.7)	0
Mortality (Day 30)[c]	5 (15.2)	1 (3.2)	3 (10.7)
Mortality (Overall)	5 (15.2)	3 (9.7)	5 (17.9)

[a]Indeterminate response indicates inability to assess outcome due to missing data point(s)
[b]Outcome that most closely approximates the primary outcome in prior candidemia/invasive candidiasis clinical trials
[c]Primary outcome measure for planned Phase 3 ReSTORE trial to assess rezafungin in treatment of candidemia and/or invasive candidiasis

Rezafungin was generally well-tolerated at both dosing regimens. Treatment emergent adverse events were observed in most patients, with an incidence of 88.6 percent in Group 1, 94.4 percent in Group 2, and 81.8 percent in Group 3.

The rates of severe adverse events were 37.1 percent, 27.8 percent, and 39.4 percent, respectively. There were six adverse events leading to study drug discontinuation across all study groups: four in Group 1, one in Group 2 and one in Group 3. Two of six were considered possibly related to study drug, one in Group 1 and one in Group 3.

There were two serious adverse events possibly related to study drug: one in Group 2 and one in Group 3, and both patients fully recovered. There were no deaths related to study drug, and there were no concerning trends in System Organ Class groups or specific adverse events.

Based on the STRIVE trial results, Cidara plans to initiate two Phase 3 clinical trials of rezafungin in mid-2018:

•
Phase 3 ReSTORE Treatment Trial: A single, global, randomized, double-blind, controlled Phase 3 pivotal clinical trial in approximately 150 mITT patients with candidemia and/or invasive candidiasis. This global Phase 3 trial is expected to generate topline data in 2020. The design will be similar to the STRIVE study, but with a 2:1 randomization regimen and a primary outcome measure of all-cause mortality at day 30.

•
Phase 3 ReSPECT Prophylaxis (Prevention) Trial: A single, global, randomized, double-blind, controlled Phase 3 pivotal clinical trial in patients undergoing allogeneic bone marrow transplant to assess rezafungin in a 90-day prophylaxis regimen to prevent infections due to Candida, Aspergillus and Pneumocystis. Rezafungin will be dosed once weekly and compared to a regimen containing two drugs (an azole and Bactrim) dosed once daily, for 90 days, at which time fungal-free survival (the primary outcome measure) will be measured. The trial will include adults with underlying conditions including acute myeloid leukemia, acute lymphoblastic leukemia, chronic myelogenous leukemia, myelodysplastic syndrome(s), lymphoma and aplastic anemia. This trial is expected to produce an interim analysis with adaptive design and futility read-out in 2019 and provide topline results in 2020.

Statements contained in this report regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the effectiveness, safety, and other attributes of rezafungin, including the potential for these compounds to successfully treat or prevent infections, including those caused by resistant pathogens, the potential for rezafungin to have advantages over the current standard of care in the treatment or prevention of invasive fungal infections, and the design and timing of rezafungin Phase 3 clinical trials. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Cidara’s preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; changes in Cidara’s plans to develop and commercialize its product candidates; Cidara’s ability to obtain additional financing; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s Form 10-K most recently filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release issued March 19, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: March 19, 2018	/s/ Jeffrey L. Stein
Jeffrey L. Stein
President and Chief Executive Officer (Principal Executive Officer)

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